                              INDEX OF ATTACHMENTS
                                     ITEM 77

SUB-ITEM 77B    Accountant's report on internal controls

SUB-ITEM 77C    Submission of Matters to a Vote of Security Holders

SUB-ITEM 77D    Policies with respect to security investments

SUB-ITEM 77I    Terms of New or Amended Securities

SUB-ITEM 77M    Mergers

SUB-ITEM 77O    Transactions Effected Pursuant to Rule 10f-3

SUB-ITEM 77Q1   EXHIBIT (a): Amendment to registrant's Declaration of Trust
                EXHIBIT (c): Exhibit 7C
                EXHIBIT (e): New or amended advisory contracts
                EXHIBIT (g): Merger or Consolidation Agreements